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                                                                   EXHIBIT 10.1

                           ASSET PURCHASE AGREEMENT

                                    BETWEEN

                           COLLATERAL MORTGAGE, LTD

                                      AND

                        NEW SOUTH FEDERAL SAVINGS BANK

                                       1
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                               INDEX TO AGREEMENT

                                                                            Page

Article 1 - Definitions                                                       3

Article 2 - The Sale                                                          5

Article 3 - Representations and Warranties                                    6

Article 4 - Fees, Expenses and Taxes                                          7

Article 5 - Closing                                                           7

Article 6 - Miscellaneous                                                     8

                               INDEX TO EXHIBITS

Exhibit A - Contracts and Lease Agreements

Exhibit B - Employees

Exhibit C - Lease Agreement for Furniture, Fixtures and Equipment

Exhibit  D- Residential Loan Origination Offices

                                       2
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                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT effective July 1, 1997 (the "Agreement") is made and entered into by and between Collateral Mortgage, Ltd., whose address is 1900 Crestwood Boulevard, Birmingham, Alabama (the "Seller") and New South Federal Savings Bank whose address is 2000 Crestwood Boulevard, Birmingham, Alabama (the "Purchaser").

                                   RECITALS

     WHEREAS, the Seller is the owner of certain assets related to the operation of its residential mortgage origination business.

     WHEREAS, the Seller desires to sell, and the Purchaser desires to buy, the assets relating to Seller's residential mortgage origination business (the "Business") upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the parties do freely and voluntarily agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     Except as otherwise specified or as the context may otherwise require, the following words and phrases as used in this Agreement shall have the following meanings:

     1.1 Assets. The Residential Loan Origination Offices, the Mortgage Loans and the Seller's right, title and interest in and to the Leases and the Contracts.

     1.2 Closing. The closing of the transaction contemplated by this Agreement.

     1.3 Closing Date. June 30, 1997, or such subsequent date as mutually agreed to by both parties.

     1.4 Contracts. All contracts and agreements entered into by the Seller in connection with its residential loan origination operations and its residential loan brokerage operations described on Exhibit A.

     1.5 Effective Date. July 1, 1997, or such subsequent date as mutually agreed to by both parties.

     1.6 Employees. Those employees of the Seller listed on Exhibit B who will become employees of Purchaser upon the Effective Date.

     1.7 Escrow Accounts. All escrow accounts and the money contained therein which are maintained by the Seller in connection with the Mortgage Loans, including, without limitation, items escrowed for private

                                     Page 3
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mortgage insurance, property taxes (either real or personal), hazard insurance, or any other items required to be escrowed by the terms of the Mortgage Loans.

     1.8 Lease Agreement for Furniture, Fixtures and Equipment. The furniture, fixtures, cars and equipment to be leased by Purchaser from Seller as described on the Lease Agreement effective July 1, 1997, a copy of which is attached hereto as Exhibit C and made a part hereof as if set forth in full at this point.

     1.9 Leases. All leases for Seller's residential loan origination offices, as described on Exhibit A attached hereto, and made a part hereof as if set forth in full at this point.

     1.10 Mortgage Loans. Those certain loans agreed to by the parties which are originated by the Seller which have not closed prior to June 30, 1997, which shall be assigned and transferred to Purchaser on or after the Effective Date.

     1.11 Payment Dates: January 5, 1998, July 6, 1998, January 5, 1999, July 5, 1999, January 5, 2000, and July 5, 2000, respectively.

     1.12 Residential Mortgage Loans. Those loans originated by Purchaser during the three (3) year period from the Effective Date which are produced by the Residential Loan Origination Offices, as described herein.

     1.13 Related Documents. All documents, files and other underlying materials which are maintained by the Seller in connection with the Mortgage Loans and/or the Seller's residential loan operations which are required to be delivered to Purchaser in connection with this Agreement.

     1.14 Transfer Date. The date that the Purchaser shall assume the Mortgage Loans. This date shall be the close of business of June 30, 1997, or such other date as mutually agreed to by both parties.

     1.15 Residential Loan Origination Offices. Those residential loan origination offices of Seller which shall be transferred to Purchaser as of the Effective Date which are described on Exhibit D attached hereto, and made a part hereof as if set forth in full at this point.



                                  ARTICLE TWO
                                   THE SALE

     2.1  Agreement to Purchase and Sell.  Subject to the terms and conditions
          ------------------------------
contained herein, the Purchaser agrees to purchase and the Seller agrees to sell on the Closing Date the Assets which comprise Seller's residential loan origination operations. Such sale shall include the transfer to the Purchaser of all of the Seller's rights to: (i) the Escrow Accounts; (ii) the Related Documents; (iii) the Residential Loan Origination Offices; and the (iv) Mortgage Loans.

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     2.2   Purchase Price.  The Purchaser agrees to pay the Seller an amount
           --------------
(the "Purchase Price") equal to the sum of the following for said Assets. The Purchaser shall pay to the Seller the Purchase Price in installments which shall be calculated, due and payable on the Payment Dates set forth below.

     (i) On January 5, 1998, the Purchaser shall pay Seller the product of .35% times the aggregate of the original principal balances of all Residential Mortgage Loans originated by Purchaser from the Effective Date through December 31, 1997; plus

     (ii) On July 6, 1998, the Purchaser shall pay Seller the product of .35% times the aggregate of the original principal balances of all Residential Mortgage Loans originated by Purchaser from January 1, 1998 through June 30, 1998; plus

     (iii) On January 5, 1999, the Purchaser shall pay the Seller the product of .20% times the aggregate of the original principal balances of all Residential Mortgage Loans originated by Purchaser from July 1, 1998 through December 31, 1998; plus

     (iv) On July 5, 1999, the Purchaser shall pay the Seller the product of .20% times the aggregate of the original principal balances of all Residential Mortgage Loans originated by Purchaser from January 1, 1999 through June 30, 1999; plus

     (v) On January 5, 2000, the Purchaser shall pay the Seller the product of .10% times the aggregate of the original principal balances of all Residential Mortgage Loans originated by Purchaser from July 1, 1999 through December 31, 1999; plus

     (vi) On July 5, 2000, the Purchaser shall pay the Seller the product of .10% times the aggregate of the original principal balances of all Residential Mortgage Loans originated by Purchaser from January 1, 2000 through June 30, 2000.

     Purchaser shall deliver to Seller on the Payment Dates set forth above a list of all Residential Mortgage Loans originated by Purchaser for the time period as set forth in items (i) through (vi) above. Seller shall have the right to have its accountants review all documentation provided by Purchaser in conjunction with the calculations of Purchase Price.

     2.3   Liabilities.  Upon its acquisition of the Assets, the Purchaser shall
           -----------
assume all liabilities associated with the Assets.

     2.4   Employees.  Purchaser assumes any liability of Seller relating to
           ---------
employees of Seller transferred to Purchaser in regards to any employee welfare benefit, health or disability benefits of Seller to its employees. Purchaser agrees to offer employee welfare benefit, health or disability benefits to the former employees of Seller, if any, which are transferred to Purchaser on or after the Effective Date to the same extent such benefits are provided by Purchaser to its other employees as of the date such former Seller employees, if any, are transferred to Purchaser. Nothing contained herein shall operate to preclude Purchaser from altering employee welfare benefit, health or disability benefits provided to any employee after the Effective Date.

                                     Page 5
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     2.5  Lease Agreement for Furniture, Fixtures.  On the Effective Date,
          ---------------------------------------
Seller and Purchaser shall enter into a Lease Agreement for the Furniture, Fixtures and Equipment in form as set forth in Exhibit C hereto.

                                 ARTICLE THREE
                        REPRESENTATIONS AND WARRANTIES

     3.1  Liens. Seller warrants that no person, firm or corporation has any
          -----
claim, lien, judgment or right of action, legal or equitable, against or in any Assets transferred to Purchaser under the terms of this Agreement, and Seller agrees to indemnify and save harmless Purchaser against and from any claim or lien against said Assets prior to the Effective Date.

     3.2  Ownership.  Seller warrants that it has all the rights of ownership in
          ---------
the Assets, and that it freely transfers these ownership rights in the Assets to Purchaser free and clear of any claims, actions, proceedings, investigations, liens, judgments or rights of action, legal or equitable, which might otherwise be made against Seller's ownership rights, and Seller's agrees to indemnify and save harmless Purchaser against and from any claim or lien against said ownership rights.

     3.3  Seller's Organization.  Seller represents and warrants that it is a
          ---------------------
limited partnership, duly, validly existing and in good standing under the laws of the State of Alabama with power and authority to conduct the business in which it is engaged and it has complete and unrestricted power to enter into and to consummate this Agreement.

     3.4  Tax Matters.  Seller has filed or caused to be filed completely and
          -----------
accurately all Federal, state, local and foreign tax information returns required under the statutes, rules or regulations of such jurisdictions pertaining to Seller and the Assets.

     3.5  Purchaser's Organization.  Purchaser represents and warrants it is a
          ------------------------
federally chartered savings bank and it has the power and authority to conduct the business in which it is engaged and has complete and unrestricted power to enter into and to consummate this Agreement.

     3.6  Contracts; Leases.  Seller has duly and punctually performed all the
          -----------------
terms, covenants, conditions and warranties of the Leases and Contracts. To the best of Seller's knowledge, the other parties to such leases and contracts are not in default under any of the terms thereof.

                                 ARTICLE FOUR
                           FEES, EXPENSES, AND TAXES

     4.1  Costs.  Each party shall pay all costs incurred by it for legal and
          -----
other services received or utilized in connection herewith, except as otherwise provided in this Agreement.

     4.2  Mortgage Payments.  Payments and other receipts on the Mortgage Loans
          -----------------
attributable to periods commencing on or after the Effective Date shall be the sole property of Purchaser and Seller shall not have any right, title or interest therein.

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     4.3  Receivables.  On or after the Effective Date, Purchaser shall have the
          -----------
right and authority to collect all receivables and other items which shall be transferred by Seller to Purchaser hereunder and to endorse without recourse and without warranties of any kind.

     4.4  Correspondence.  Any and all correspondence, records or other
          --------------
documents coming to Seller after the Effective Date pertaining to the Assets shall be immediately and forthwith delivered to Purchaser, without charge.

     4.5  Access to Files.  Seller agrees to make available prior to the
          ---------------
Effective Date and to deliver without charge to Purchaser on the Effective Date all of Seller's files, and records related to the Assets transferred hereunder.

                                 ARTICLE FIVE
                                    CLOSING

     5.1  Time and Place for Closing.  The closing shall occur on the Closing
          --------------------------
Date at the offices of the Purchaser in Birmingham, Alabama, provided all appropriate regulatory approvals, if any are required, have been received.


     5.2  Reporting.  The Seller shall make all remittances and reports which
          ---------
are due prior to the Effective Date.

     5.3  Related Documents.  Seller agrees to execute any and all necessary
          -----------------
documents and agrees to take all other reasonable actions necessary to effectuate or facilitate the assignment and transfer to Purchaser of the Assets pursuant to this Agreement.

     5.4  Leases and Contracts.  On the Closing Date, the Seller shall assign
          --------------------
all of its rights and obligations under the Leases and the Contracts to Purchaser.

     5.5  Mortgage Loans.  Seller shall endorse the Mortgage Loans owned by
          --------------
Seller to the Purchaser and shall execute and deliver such assignment as may be necessary in order to convey all of Seller's right, title and interest in and to said Mortgage Loans.

     5.7  Employees.  On the Closing Date, the Employees shall become the
          ---------
employees of the Purchaser and the Purchaser shall thereafter pay directly to the Employees all salary, benefits, commissions and bonuses that may become due and payable.

     5.8  Deliveries of Seller.  At Closing, Seller shall deliver to Purchaser
          --------------------
the following:

     a) Duly executed assignments and other instruments of transfer and conveyance in appropriate form so as effectively to convey, transfer and assign to Purchaser all items to be transferred to Purchaser pursuant to the terms of this Agreement.

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     b)   Certificate of the President or Chief Executive Officer of Seller
certifying that the representations and warranties of Seller contained herein are true and correct as of the Closing Date and that all obligations, covenants and conditions required to be performed or satisfied by Seller prior to the date of Closing have been performed and satisfied.

     c)   The Related Documents.

     d)   Duly executed Lease Agreement for Furniture, Fixtures and Equipment.

     5.9  Deliveries of Purchaser.  At Closing, Purchaser shall deliver to
          -----------------------
Seller the following:

     a) Certificate of the President or Chief Executive Officer of Purchaser certifying that the representations and warranties of Purchaser contained herein are true and correct as of the Closing Date and that all obligations, covenants and conditions required to be performed or satisfied by Purchaser prior to the date of Closing have been performed and satisfied.

     b)   Duly executed Lease Agreement for Furniture, Fixtures and Equipment.

                                  ARTICLE SIX
                                 MISCELLANEOUS

     6.1  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the Seller and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements or communications, written or oral, express or implied.

     6.2  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective permitted successors and assigns.

     6.3  No Assignment.  This Agreement may not be assigned, in whole or in
          -------------
part, by either party hereto without the prior written consent of the other, which consent shall not be unreasonably withheld or denied.

     6.4  Applicable Law.  This Agreement shall be construed in accordance with
          --------------
the governed by the laws of the State of Alabama. Except as to the provisions of this Agreement relating to arbitration of disputes hereunder which shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq., and , to the extent not in conflict with the Federal Arbitration Act, by the Commercial Arbitration Rules of the American Arbitration Association. The venue for any court action involving this Agreement shall be the State of Alabama.

     6.5  Number and Gender of Words.  Whenever herein the singular number is
          --------------------------
used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     6.6  Captions.  The captions, headings and arrangements used in this
          --------
Agreement are for convenience only and do not affect, limit, or amplify the terms and provisions hereof.

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     6.7  Amendment.  This Agreement may not be amended or modified without the
          ---------
express written consent of the parties hereto.

     6.8  Arbitration.  All disputes or differences between the parties arising
          -----------
under or which are related to this Agreement upon which an amicable understanding cannot be reached within thirty (30) days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction thereof.

     The Court of Arbitrators shall consist of three arbitrators familiar with mortgage business. The parties agree that this Court of Arbitrators, if implemented under this Agreement, shall be held at a site selected by the Arbitrators.

     The parties agree to arbitrate within thirty (30) days following the transmittal of written demand of either party to arbitrate any dispute arbitrable under this Agreement. Each of the parties shall appoint an arbitrator within thirty (30) days following notice of written demand to arbitrate, notifying the other party of the name and address of such arbitrator. If either party shall fail to appoint an Arbitrator as herein provided, or should the two arbitrators so named fail to select the third arbitrator within thirty (30) days of their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third arbitrator. The three arbitrators so selected shall constitute the Court of Arbitrators.

     A decision of a majority of the Court of Arbitrators shall be final and binding and there shall be no appeal therefrom. The Court of Arbitrators shall not be bound by legal rules of procedure and may receive evidence in such a way as to do justice between the parties. The Court of Arbitrators shall promptly enter an award which shall do justice between the parties and the award shall be supported by a written opinion.

     The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless a Court of Arbitrators shall decide otherwise.

     6.9  Seller's Indemnification.  Seller shall and hereby agrees to indemnify
          ------------------------
and hold Purchaser harmless against and with respect to any damages as hereinafter defined. Damages to Purchaser, as used herein, shall include any claim, action, loss, cost, expense, liability, penalty, interest or damage, including without limitation, reasonable attorneys' fees, and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments resulting from, occurring in connection with, or arising out of:

     a)   any inaccurate representation made by Seller in this Agreement;

     b)   any breach of any of the warranties made by Seller in this Agreement;

     c) breach or default in performance by Seller of any of the obligations that are to be performed by Seller under this Agreement.

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     Except as provided below, the above indemnification shall extend for a period of two years after the Closing Date, provided, however, that the foregoing two year limitation shall not apply to any claim resulting from the assessment of taxes or claims of third parties, for which indemnification shall extend for the period of the statute of limitations applicable to such claims.

     Purchaser shall give notice to Seller within a reasonable time from discovery by Purchaser of any matters that may give rise to a claim for indemnification from Seller under this Agreement, and Purchaser shall cooperate with Seller in any investigation by Lessee of such matters.

     6.10 Purchaser's Indemnification.   Purchaser shall and hereby agrees to
          ---------------------------
indemnify and hold Seller harmless against and with respect to any damages as hereinafter defined. Damages to Seller as used herein, shall include any claim, action, loss, cost, expense, liability, penalty or interest or damage, including without limitation, reasonable attorneys' fees, and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims or judgments resulting from, occurring in connection with, or arising out of:

     a)   any inaccurate representation made by Purchaser;

     b)   breach of any of the warranties made by Purchaser in this Agreement;
          and,

     c) breach or default in performance by Purchaser of any of the obligations that are to be performed by it under this Agreement.

     Except as provided below, the above indemnification shall extend for a period of two years after Closing Date, provided, however, that the foregoing two-year limitation shall not apply to any claim resulting from the assessment of taxes or claims of third parties, for which indemnification shall extend for the period of the statute of limitations applicable to such claims.

     Seller shall give notice to Purchaser within a reasonable time from discovery by Seller of any matters that may give rise to a claim for indemnification from Purchaser under the Agreement, and Seller shall cooperate with Purchaser in any investigation by Purchaser of such matters.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed by their duly authorized officers, on the day and year shown below.


                       SELLER: COLLATERAL MORTGAGE, LTD.

                                    BY:
                                       --------------------------------
                                    ITS:
                                        -------------------------------

                                    Page 10
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                   PURCHASER: NEW SOUTH FEDERAL SAVINGS BANK

                                    BY:
                                       --------------------------------
                                    ITS:
                                        -------------------------------

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